Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AmSouth Bancorporation (the “Company”) on Form 10-K for the year ending December 31, 2003 (the “Report”), I, C. Dowd Ritter, Chief Executive Officer of the Company, and Beth E. Mooney, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. Dowd Ritter	/s/ Beth E. Mooney
C. Dowd Ritter Chief Executive Officer	Beth E. Mooney Chief Financial Officer

March 8, 2004